Exhibit 99.1

KLDiscovery Inc. Announces Fourth Quarter 2022 Financial Results

Achieves Highest Revenue, Lowest Net Loss and

Highest Adjusted EBITDA in Company History in Fourth Quarter

EDEN PRAIRIE, MN —March 15, 2023 — KLDiscovery Inc. (“KLDiscovery” or the “Company”), a leading global provider of electronic discovery, information governance and data recovery technology solutions, announced today that revenue for the fourth quarter ended December 31, 2022 was $85.8 million versus $82.3 million in the fourth quarter of 2021. Net loss for the fourth quarter of 2022 was $(5.0) million compared to $(7.3) million in the fourth quarter of 2021.

EBITDA1 for the fourth quarter of 2022 was $18.3 million compared to $13.8 million in the fourth quarter of 2021. Adjusted EBITDA1 (which excludes stock-based compensation, acquisition financing and transaction costs and other items as described below) for the fourth quarter of 2022 was $20.4 million compared to $15.3 million in the fourth quarter of 2021, even including planned investments in research and development and sales and marketing.

“We delivered outstanding financial results in the fourth quarter of 2022, despite the challenging macroeconomic environment,” said Christopher Weiler, CEO of KLDiscovery Inc. “In the fourth quarter of 2022, we achieved our best revenue quarter ever with revenue of $85.8 million and our lowest quarter of net loss, which improved by 32% year-over-year year from $(7.3) million to $(5.0) million. We generated our highest ever quarterly EBITDA1 and Adjusted EBITDA1, both growing 33% year-over-year to $18.3 million and $20.4 million respectively. For the full year of 2022, our revenue was $317.4 million, which was slightly less than $320.5 million in 2021, however, when you consider the headwinds we experienced from a difficult macroenvironment, our revenue results in 2022 were an accomplishment punctuated by a record setting Q4. Additionally, in 2022 we continued our investments in technology and sales and marketing while still delivering impressive financial results.”

Mr. Weiler continued. “We achieved our highest quarter of revenue from our Nebula platform, up 23% over the fourth quarter of 2021, as the number of Nebula clients increased 33% year-over-year and the number of Nebula matters accelerated to 1,175. I am glad to see that our efforts throughout 2022 to seek operating efficiencies are contributing to our strong results. Our world-class customer service to our clients combined with our fully integrated technology offering is paying off as revenue acceleration continues into the beginning of 2023. Our Client Portal continues to receive positive customer feedback as we offer the industry’s only comprehensive dashboard with real time matter and portfolio intelligence.”

2021-2022 Quarterly Results
(in millions)

	2021 (unaudited)				2022 (unaudited)
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Revenue	75.5	81.7	81.1	82.3	81.9	75.2	74.5	85.8
Net loss	(14.9)	(8.9)	(29.5)	(7.3)	(9.6)	(11.2)	(17.4)	(5.0)
Net loss per share (basic and diluted)	$(0.35)	$(0.21)	$(0.69)	$(0.17)	$(0.22)	$(0.26)	$(0.41)	$(0.12)
Weighted average outstanding shares (basic and diluted)	42.6	42.6	42.6	42.7	42.7	42.7	42.8	42.9
EBITDA (Non-GAAP)	15.1	13.7	14.7	13.8	11.3	9.7	5.1	18.3
Adjusted EBITDA (Non-GAAP)	15.4	17.7	16.8	15.3	14.1	12.4	11.3	20.4

1 Non-GAAP measure. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below for additional information and a reconciliation to the most directly comparable GAAP measure.

Exhibit 99.1

Earnings Conference Call

Management will conduct a conference call at 8:30 AM ET on Thursday, March 16, 2023, to discuss financial results for the fourth quarter and Full-Year financial results for 2022. The audio portion of the conference call will be broadcast live over the Internet in the Investors section of KLDiscovery's website https://investors.kldiscovery.com.

To join the conference call by telephone, please register via the following link:

https://conferencingportals.com/event/OpzKpVWo

Once registered, you will receive an email with Direct Entry and Registrant ID along with dial-in details. An audio recording of the conference call will be available for replay shortly after the call's completion and will remain available for two weeks following the call. To access the recorded conference call, please dial (800) 770-2030 (from the U.S. and Canada) or (647) 362-9199 (from all other countries) using access code 55139 or visit the Investors section of the KLD website.

Exhibit 99.1

KLDiscovery Inc.
Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(unaudited)		(unaudited)

Revenues	$85,799	$82,255	$317,432	$320,477
Cost of revenues	41,726	43,797	165,454	163,958
Gross profit	44,073	38,458	151,978	156,519
Operating expenses
General and administrative	14,591	14,879	63,294	61,245
Research and development	3,183	2,924	13,486	10,265
Sales and marketing	11,084	10,554	43,570	39,892
Impairment of intangible asset	—	—	—	22,529
Depreciation and amortization	4,844	5,227	19,593	27,863
Total operating expenses	33,702	33,584	139,943	161,794
Income (loss) from operations	10,371	4,874	12,035	(5,275)
Other expenses
Other expense	61	15	54	25
Change in fair value of Private Warrants	(381)	(318)	(1,207)	(1,969)
Interest expense	15,123	12,818	54,650	50,402
Loss on debt extinguishment	—	—	—	7,257
Loss before income taxes	(4,432)	(7,641)	(41,462)	(60,990)
Income tax provision (benefit)	551	(350)	1,712	(447)
Net loss	$(4,983)	$(7,291)	$(43,174)	$(60,543)
Other comprehensive loss, net of tax
Foreign currency translation	5,601	(906)	(6,938)	(4,465)
Total other comprehensive loss, net of tax	5,601	(906)	(6,938)	(4,465)
Comprehensive loss	$618	$(8,197)	$(50,112)	$(65,008)
Net loss per share - basic and diluted	$(0.12)	$(0.17)	$(1.01)	$(1.42)
Weighted average shares outstanding - basic and diluted	42,874,009	42,674,794	42,709,706	42,601,745

Exhibit 99.1

Set forth below is a reconciliation of EBITDA and Adjusted EBITDA, non-GAAP measures, to net (loss), the most directly comparable GAAP measure. See “Non-GAAP Financial Measures” below for additional information on these measures, including why we believe they are useful to investors and certain limitations thereof.

KLDiscovery Inc.
Reconciliation of Non-GAAP Financial Matters
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net loss	$(4,982)	$(7,291)	$(43,174)	$(60,543)
Interest expense	15,123	12,818	54,650	50,402
Income tax provision (benefit)	551	(350)	1,712	(447)
Extinguishment of debt	—	—	—	7,257
Impairment of intangible asset	—	—	—	22,529
Depreciation and amortization expense	7,652	8,619	31,237	38,018
EBITDA	$18,344	$13,796	$44,425	$57,216
Acquisition, financing and transaction costs	190	115	5,751	2,660
Stock compensation and other	1,518	1,037	5,341	4,202
Change in fair value of Private Warrants	(381)	(318)	(1,207)	(1,969)
Restructuring costs	513	(5)	2,777	1,014
Systems establishment	184	679	1,023	2,049
Adjusted EBITDA	$20,368	$15,304	$58,110	$65,172

Note:

•
Acquisition, financing and transaction costs generally represent earn-out payments, rating agency fees and letter of credit and revolving facility fees, as well as professional service fees and direct expenses related to acquisitions and public offerings.
•
Stock compensation and other primarily represent portions of compensation paid to our employees and executives through stock-based instruments.
•
Change in fair value of Private Warrants relates to changes in the fair market value of the Private Warrants issued in conjunction with the December 2019 business combination.
•
Restructuring costs generally represent non-ordinary course costs incurred in connection with a change in a contract or a change in the makeup of our personnel often related to an acquisition, such as severance payments, recruiting fees and retention charges.
•
Systems establishment costs relate to non-ordinary course expenses incurred to develop our IT infrastructure, including system automation and enterprise resource planning system implementation.

Exhibit 99.1

KLDiscovery Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2022	December 31, 2021
	(unaudited)
Current assets
Cash and cash equivalents	$32,629	$46,468
Accounts receivable, net of allowance
for doubtful accounts of $5,403 and $9,774, respectively	95,727	93,273
Prepaid expenses	10,726	9,669
Other current assets	1,175	1,133
Total current assets	140,257	150,543
Property and equipment
Computer software and hardware	71,720	73,677
Leasehold improvements	25,869	26,796
Furniture, fixtures and other equipment	2,209	3,064
Accumulated depreciation	(79,958)	(81,261)
Property and equipment, net	19,840	22,276
Operating lease right of use assets, net	12,412	—
Intangible assets, net	46,862	59,291
Goodwill	391,114	395,759
Other assets	8,957	8,535
Total assets	$619,442	$636,404
Current liabilities
Current portion of long-term debt, net	$3,000	$3,000
Accounts payable and accrued expense	25,009	27,067
Operating lease liabilities	7,850	—
Current portion of contingent consideration	—	646
Deferred revenue	4,536	4,800
Total current liabilities	40,395	35,513
Long-term debt, net	524,529	507,706
Deferred tax liabilities	7,793	6,772
Long term operating lease liabilities	10,340	—
Other liabilities	2,694	8,559
Total liabilities	585,751	558,550
Commitments and contingencies
Stockholders' equity
Common stock
$0.0001 par value, 200,000,000 shares authorized, 42,920,136 and 42,684,549 issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	4	4
Preferred Stock
$0.0001 par value, 1,000,000 shares authorized, zero issued and outstanding as of December 31, 2022 and December 31, 2021	—	—
Additional paid-in capital	391,977	386,028
Accumulated deficit	(359,141)	(315,967)
Accumulated other comprehensive income	851	7,789
Total stockholders' equity	33,691	77,854
Total liabilities and stockholders' equity	$619,442	$636,404

Exhibit 99.1

KLDiscovery Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Year ended December 31, 2022	Year ended December 31, 2021
	(unaudited)
Operating activities
Net loss	$(43,174)	$(60,543)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	31,237	38,018
Paid in kind interest	19,995	19,060
Loss on extinguishment of debt	—	7,257
Stock-based compensation	5,137	3,980
Provision for losses on accounts receivable	3,148	3,149
Deferred income taxes	771	(564)
Change in fair value of contingent consideration	21	(275)
Change in fair value of Private Warrants	(1,207)	(1,969)
Impairment of intangible asset	—	22,529
Changes in operating assets and liabilities:
Accounts receivable	(6,672)	(11,362)
Prepaid expenses and other assets	(3,458)	(5,490)
Accounts payable and accrued expenses	2,320	(4,573)
Deferred revenue	(168)	882
Net cash provided by operating activities	7,950	10,099
Investing activities
Purchases of property and equipment	(16,189)	(12,488)
Net cash used in investing activities	(16,189)	(12,488)
Financing activities
Proceeds for exercise of stock options	—	38
Payments for finance lease obligations	(1,981)	(2,518)
Debt issuance costs	—	(2,031)
Proceeds long-term debt, net of original issue discount	—	294,000
Retirement of debt	—	(289,000)
Payment on long-term debt	(3,000)	(2,250)
Net cash used in financing activities	(4,981)	(1,761)
Effect of foreign exchange rates	(619)	(583)
Net decrease in cash	(13,839)	(4,733)
Cash at beginning of period	46,468	51,201
Cash at end of period	$32,629	$46,468
Supplemental disclosure:
Cash paid for interest	$34,869	$36,073
Net income taxes paid (refunded)	$705	$(244)
Significant noncash investing and financing activities
Purchases of property and equipment in accounts payable and accrued expenses on the consolidated balance sheets	$125	$429

Exhibit 99.1

Investor Contact:

Dawn Wilson

(703) 520-1498

dawn.wilson@kldiscovery.com

Media Contact:
Krystina Jones
(888) 811-3789
krystina.jones@kldiscovery.com

About KLDiscovery

KLDiscovery provides technology-enabled services and software to help law firms, corporations, and government agencies solve complex data challenges. With 25 locations across 16 countries, KLDiscovery is a global leader in delivering best-in-class data management, information governance, and eDiscovery solutions to support the litigation, regulatory compliance, and internal investigation needs of clients. Serving organizations for over 30 years, KLDiscovery offers data collection and forensic investigation, early case assessment, data processing, application software and data hosting for web-based document reviews, and managed document review services. In addition, through its global Ontrack data management business, KLDiscovery delivers world-class data recovery, disaster recovery, email extraction and restoration, data destruction, and tape management. KLDiscovery has been recognized as one of the fastest growing companies in North America by both Inc. Magazine (Inc. 5000) and Deloitte (Deloitte's Technology Fast 500), and CEO Chris Weiler was a 2014 Ernst & Young Entrepreneur of the Year™. Additionally, KLDiscovery is a Relativity Certified Partner and maintains ISO/IEC 27001 Certified data centers around the world. Visit www.kldiscovery.com to learn more.

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934 and the United States Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding Nebula and KLDiscovery’s focus and commitment to delivery of world-class customer service, are forward-looking statements. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside KLDiscovery’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: KLDiscovery’s potential failure to comply with privacy and information security regulations governing the client datasets it processes and stores; KLDiscovery’s ability to operate in highly competitive markets, and potential adverse effects of this competition; risk of decreased revenues if KLDiscovery does not adapt its pricing models; the ability to attract, motivate and retain qualified employees, including members of KLDiscovery’s senior management team; the ability to maintain a high level of client service and expand operations; potential issues with KLDiscovery’s product offerings that could cause legal exposure, reputational damage and an inability to deliver services; KLDiscovery’s ability to develop and successfully grow revenues from new products such as Nebula, improve existing products and adapt its business model to keep pace with industry trends; risk that KLDiscovery’s products and services fail to interoperate with third-party systems; potential unavailability of third-party technology that KLDiscovery uses in its products and services; potential

Exhibit 99.1

disruption of KLDiscovery’s products, offerings, website and networks; difficulties resulting from KLDiscovery’s implementation of new consolidated business systems; the ability to deliver products and services following a disaster or business continuity event; disease or similar public health threat, such as COVID-19; potential unauthorized use of our products and technology by third parties and/or data security breaches and other incidents; potential intellectual property infringement claims; the ability to comply with various trade restrictions, such as sanctions and export controls, resulting from KLDiscovery’s international operations; and KLDiscovery’s substantial indebtedness, including the pending maturity and potential acceleration thereof in June 2024. These risks and other factors discussed in the “Risk Factors” section of KLDiscovery’s Annual Report on Form 10-K filed with the Securities Exchange Commission (“SEC”) and any other reports KLDiscovery files with the SEC could cause actual results to differ materially from those expressed or implied by forward-looking statements made by KLDiscovery or on our behalf.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All statements speak only as of the date made, and unless legally required, KLDiscovery undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We prepare financial statements in accordance with U.S. GAAP. We also disclose and discuss other non-U.S. GAAP financial measures such as EBITDA and adjusted EBITDA. Our management believes that these measures are relevant and provide useful supplemental information to investors by providing a baseline for evaluating and comparing our operating performance against that of other companies in our industry.

Our management believes EBITDA and Adjusted EBITDA reflect our ongoing operating performance because the isolation of non-cash charges, such as amortization and depreciation, and other items, such as interest, income taxes, equity compensation, acquisition and transaction costs, restructuring costs, systems establishment and costs associated with strategic initiatives which are incurred outside the ordinary course of our business, provides information about our cost structure and helps us to track our operating progress. We encourage investors and potential investors to carefully review our U.S. GAAP financial measures and compare them with our EBITDA and adjusted EBITDA. The non-U.S. GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies and in the future, we may disclose different non-U.S. GAAP financial measures in order to help our investors meaningfully evaluate and compare our results of operations to our previously reported results of operations or to those of other companies in our industry.

EBITDA and Adjusted EBITDA

We define EBITDA as net income (loss) plus interest (income) expense, income tax expense (benefit), extinguishment of debt, impairment losses, and depreciation and amortization. We view adjusted EBITDA as an operating performance measure and as such, we believe that the most directly comparable U.S. GAAP financial measure is net loss. In calculating adjusted EBITDA, we exclude from net loss certain items that we believe are not reflective of our ongoing business as the exclusion of these items allows us to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions:

•
Acquisition, financing and transaction costs generally represent earn-out payments, rating agency fees and letter of credit and revolving facility fees, as well as professional service fees and direct expenses related to acquisitions and public offerings. Because we do not acquire businesses or effect financings on a regular or predictable cycle, we do not consider the amount of these costs to be a representative component of the day-to-day operating performance of our business.

Exhibit 99.1

•
Stock compensation and other primarily represent portions of compensation paid to our employees and executives through stock-based instruments. Determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expenses recorded may not align with the actual value realized upon the future exercise or termination of the related stock-based awards. Additionally, stock compensation is a non-cash expense. Therefore, we believe it is useful to exclude stock-based compensation to better understand the long-term performance of our core business.
•
Change in fair value of Private Warrants relates to changes in the fair market value of the Private Warrants issued in conjunction with the Business Combination. We do not consider the amount to be representative of a component of the day-to-day operating performance of our business.
•
Restructuring costs generally represent non-ordinary course costs incurred in connection with a change in a contract or a change in the makeup of our personnel often related to an acquisition, such as severance payments, recruiting fees and retention charges. We do not consider the amount of restructuring costs to be a representative component of the day-to-day operating performance of our business.
•
Systems establishment costs relate to non-ordinary course expenses incurred to develop our IT infrastructure, including system automation and enterprise resource planning system implementation. We do not consider the amount to be representative of a component of the day-to-day operating performance of our business.